Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$725,998,501
Unrealized Gain (Loss) on Market Value of Futures	(555,542,522)
Dividend Income	214,456
Interest Income	645,136
ETF Transaction Fees	25,000
Total Income (Loss)	$171,340,571

Expenses
General Partner Management Fees	$1,709,848
Professional Fees	285,976
Brokerage Commissions	318,769
Directors' Fees and insurance	34,185
NYMEX License Fee	56,995
SEC & FINRA Registration Expense	186,000
Total Expenses	$2,591,773
Net Income (Loss)	$168,748,798

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/20	$4,671,150,865
Withdrawals (23,000,000 Shares)	(671,444,016)
Net Income (Loss)	168,748,798

Net Asset Value End of Month	$4,168,455,647
Net Asset Value Per Share (143,723,603 Shares)	$29.00

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596